EXHIBIT 99.1


                         GLOBAL GROUP ENTERPRISES CORP.



                             SUBSCRIPTION DOCUMENTS

                             SUBSCRIPTION AGREEMENT
                         GLOBAL GROUP ENTERPRISES CORP.
                                 221 BEACH Rd.
                                   SUITE 114
                             Siesta Key, FL. 34242
                            Telephone: 941-284-5053

A.    Instructions.

      Each person considering subscribing for shares of the Company should review the following instructions:

      Subscription Agreement: Please complete, execute and deliver to the Company the enclosed copy of the Subscription Agreement. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records.

      The Company shall have the right to accept or reject any subscription, in whole or in part.

      An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

      Payment: Payment for the amount of the shares subscribed for shall be made at the time of delivery of the properly executed Subscription Agreement, or such date as the Company shall specify by written notice to subscribers (unless such period is extended in the sole discretion of the President of the Company), of a check, bank draft or wire transfer of immediately available funds to the Company at the address set forth below or an account specified by the Company. The closing of the transactions contemplated hereby (the "Closing") will be held on such date specified in such notice (unless the closing date is extended in the sole discretion of the President of the Company). There is no minimum aggregate amount of Units which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Units that constitute the unsold portion of the Offering.

B.    Communications.

      All documents and check should be forwarded to:

                         GLOBAL GROUP ENTERPRISES CORP.
                                 221 BEACH Rd.
                                   SUITE 114
                              SIESTA KEY, FL 34242
                                  941-284-5053
                           Attention: Mr. Andrew Keck

THE PURCHASE OF SHARES OF GLOBAL GROUP ENTERPRISES GROUP CORP. INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

EVERY POTENTIAL INVESTOR PRIOR TO ANY INVESTMENT OR PURCHASE OF GLOBAL GROUP ENTERPRISES CORP.'S SHARES SHOULD READ THE PROSPECTUS RELATING TO THIS OFFERING.

                         GLOBAL GROUP ENTERPRISES CORP.
                                 221 Beach Rd.
                                   Suite 114
                              Siesta Key, FL 34242
                                  941-284-5053

                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE
                     -------------------------------------

The undersigned (the "Subscriber") hereby subscribes for that number of shares (the "Shares") of the Company set forth below, upon and subject to the terms and conditions set forth in the Company's final prospectus filed on Form 424A and dated ________________, 2012 (the "Prospectus").

The Subscriber acknowledges, represents and warrants as of the date of this Subscription Agreement that:

1.    no person has made to the Subscriber any written or oral representations:

      (a) that any person will resell or repurchase the Shares,

      (b) that any person will refund the purchase price of the Shares, or

      (c) as to the future price or value of the Shares;

2. the Company has provided to the Subscriber a copy of the Prospectus and has made available a copy of the Company's Registration Statement on Form S-1 filed on ________________, 2012; and

3. the representations, warranties and acknowledgements of the Subscriber contained in this Section will survive the closing of this Agreement.

The Subscriber acknowledges that the Subscriber has a two day cancellation right and can cancel this Subscription Agreement by sending notice to the Company by midnight on the 2nd business day after the Subscriber signs this Subscription Agreement.

Total Number of Shares to be Acquired:              ____________________________

Amount to be paid (price of $0.0115 USD per Share): ____________________________


IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ______ day of ____________________, 2012.

NAME:    (PRINT) as it should appear on the Certificate:
         __________________________________________________________________

ADDRESS: __________________________________________________________________
         __________________________________________________________________
         __________________________________________________________________


If Joint Ownership, check one (all parties must sign above):

         [ ] Joint Tenants with Right of Survivorship
         [ ] Tenants in Common
         [ ] Community Property

If Fiduciary or a Business or an Organization, check one:

         [ ] Trust
         [ ] Estate
         [ ] Power of Attorney

         Name and Type of Business Organization:
         __________________________________________________


Identification Authentication REQUIRED [Attach photocopy of ID]
---------------------------------------------------------------

Below is my (check one) [ ] Government ID#  [ ] Drivers License# - #____________

Telephone #

SS #

E-mail address



Signature: ___________________________________________


                           ACCEPTANCE OF SUBSCRIPTION
                           --------------------------

The foregoing Subscription is hereby accepted for and on behalf of GLOBAL GROUP ENTERPRISES CORP. this ______ day of ____________________, 2012.


                                       By: _____________________________________
                                           Mr. Andrew Keck, President